Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Wednesday, October 21, 2026	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS: BANF) reported net income of $67.3 million, or $1.97 per diluted share, for the third quarter of 2026 compared to net income of $62.7 million, or $1.85 per diluted share, for the third quarter of 2025.

The Company’s net interest income for the three-months ending September 30, 2026 increased to $136.0 million from $125.6 million for the same period in 2025. Higher loan volume and general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin was 3.85% for the third quarter of 2026 compared to 3.79% for the third quarter of 2025. The Company recorded a provision for credit losses of $3.1 million and $4.4 million for the quarters ended September 30, 2026 and 2025, respectively.

Noninterest income for the quarter totaled $51.4 million compared to $49.9 million for the same quarter last year. Service charges on deposits and treasury income each increased when compared to third quarter of 2025.

Noninterest expense grew to $98.2 million for the quarter ended September 30, 2026 compared to $92.1 million in the same quarter in 2025. The increase in noninterest expense was primarily attributable to the growth in salaries and employee benefits of $4.1 million.

At September 30, 2026, the Company’s total assets were $15.0 billion, an increase of $182.3 million from December 31, 2025. Loans grew $187.9 million from December 31, 2025, totaling $8.7 billion at September 30, 2026. Deposits totaled $12.7 billion, an increase of $29.3 million from year-end 2025. Sweep accounts totaled $4.7 billion at the end of the third quarter, down $282.5 million from December 31, 2025. The Company’s stockholders’ equity stood at $2.0 billion, an increase of $142.9 million from the end of 2025.

Nonaccrual loans represented 0.87% of total loans at September 30, 2026, up from 0.72% at year-end 2025. Nonaccrual loans totaled $75.6 million at the end of the third quarter 2026; one commercial loan was the primary driver of the nonaccrual loans balance. The allowance for credit losses to total loans was 1.23% at September 30, 2026 and 1.22% at December 31, 2025. Net charge-offs totaled $4.0 million for the quarter compared to $1.7 million for the third quarter last year. Of the $4.0 million net charge-offs for the quarter, $1.8 million was related to purchased credit deteriorated loans. At acquisition, the Company identified these loans as credit deteriorated and recorded reserves for expected credit losses. These loans performed in line with expectations subsequent to acquisition.

BancFirst Corporation CEO David Harlow commented, “Earnings for the quarter were strong, driven by growth in earning assets, a sustained margin, year-over-year growth in non-interest income combined with expenses in line with plan. Capital levels remain strong and the allowance for credit losses is ample – both at levels necessary to support the Company through future economic cycles. Asset quality metrics are stable and charge-offs remain in line with historical levels. While business development pipelines are encouraging, we expect higher interest rates and a higher-for-longer rate outlook to have a dampening effect on future economic activity. Our previously announced acquisition of Tulsa-based Spirit Bank is on schedule to close in October.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 108 banking locations serving 62 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington, Texas and one location in Denton, Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2026	2026	2025	2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$135,999	$133,536	$127,605	$127,667	$125,615
Provision for credit losses on loans	3,203	4,831	2,578	(1,975)	4,222
Provision for/(benefit from) off-balance sheet credit exposures	(110)	48	(435)	234	216
Noninterest income:
Trust revenue	5,874	6,078	6,057	5,933	5,850
Service charges on deposits	19,308	19,090	18,042	18,393	18,131
Securities transactions	103	725	904	964	492
Sales of loans	800	913	780	781	916
Insurance commissions	8,680	7,481	9,440	7,643	8,954
Cash management	10,933	10,922	10,566	10,120	10,338
Other	5,688	8,740	5,602	9,499	5,185
Total noninterest income	51,386	53,949	51,391	53,333	49,866

Noninterest expense:
Salaries and employee benefits	61,829	60,306	58,855	58,570	57,681
Occupancy expense, net	6,672	6,320	6,286	6,946	6,434
Depreciation	5,101	4,988	4,816	4,872	4,725
Amortization of intangible assets	975	974	975	836	862
Data processing services	3,043	2,990	3,448	3,041	2,901
Net expense from other real estate owned	2,420	4,567	3,605	12,044	2,778
Marketing and business promotion	2,311	2,077	2,641	3,121	2,126
Deposit insurance	1,775	1,642	1,847	1,692	1,736
Other	14,083	13,667	14,316	16,268	12,829
Total noninterest expense	98,209	97,531	96,789	107,390	92,072
Income before income taxes	86,083	85,075	80,064	75,351	78,971
Income tax expense	18,829	18,388	17,069	15,854	16,317
Net income	$67,254	$66,687	$62,995	$59,497	$62,654
Per Common Share Data:
Net income-basic	$2.00	$1.98	$1.88	$1.78	$1.88
Net income-diluted	1.97	1.96	1.85	1.75	1.85
Cash dividends declared	0.52	0.49	0.49	0.49	0.49
Common shares outstanding	33,619,174	33,598,745	33,575,976	33,539,032	33,329,247
Average common shares outstanding -
Basic	33,610,010	33,586,922	33,557,536	33,423,922	33,310,290
Diluted	34,086,332	34,057,507	34,027,895	33,906,434	33,864,129
Performance Ratios:
Return on average assets	1.76%	1.77%	1.71%	1.60%	1.76%
Return on average stockholders’ equity	13.42	13.84	13.59	13.02	14.18
Net interest margin	3.85	3.84	3.74	3.71	3.79
Efficiency ratio	52.41	52.02	54.07	59.33	52.47

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2026	2026	2025	2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$15,021,230	$15,082,243	$15,116,541	$14,838,893	$14,198,140
Interest-bearing deposits with banks	4,010,740	4,164,678	4,430,751	4,177,406	3,849,736
Debt securities	1,100,934	1,113,240	886,519	924,948	1,015,941
Total loans	8,732,546	8,655,260	8,596,068	8,544,634	8,287,167
Allowance for credit losses	(107,048)	(107,810)	(105,330)	(104,299)	(99,511)
Noninterest-bearing demand deposits	4,049,891	4,162,306	4,105,840	3,897,613	3,816,389
Money market and interest-bearing checking deposits	5,400,606	5,442,757	5,605,932	5,610,882	5,393,791
Savings deposits	1,450,321	1,428,690	1,391,142	1,318,062	1,251,394
Time deposits	1,798,892	1,792,537	1,798,187	1,843,836	1,656,813
Total deposits	12,699,710	12,826,290	12,901,101	12,670,393	12,118,387
Stockholders' equity	1,997,061	1,957,097	1,901,912	1,854,125	1,782,801
Book value per common share	59.40	58.25	56.65	55.28	53.49
Tangible book value per common share (non-GAAP)(1)	53.40	52.21	50.58	49.20	47.71
Balance Sheet Ratios:
Average loans to deposits	67.49%	67.02%	67.02%	66.43%	67.32%
Average earning assets to total assets	92.66	92.45	92.84	93.00	93.00
Average stockholders' equity to average assets	13.14	12.79	12.60	12.33	12.38
Asset Quality Data:
Past due loans	$6,028	$7,077	$8,364	$8,115	$7,959
Nonaccrual loans (3)	75,620	81,420	62,178	61,130	57,266
Other real estate owned and repossessed assets	60,299	61,703	53,649	49,134	53,233
Nonaccrual loans to total loans	0.87%	0.94%	0.72%	0.72%	0.69%
Allowance to total loans	1.23	1.25	1.23	1.22	1.20
Allowance to nonaccrual loans	141.56	132.41	169.40	170.62	173.77
Net charge-offs to average loans	0.04	0.03	0.02	0.02	0.02

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,997,061	$1,957,097	$1,901,912	$1,854,125	$1,782,801
Less goodwill	183,388	183,388	183,388	182,739	182,263
Less intangible assets, net	18,433	19,408	20,382	21,357	10,548
Tangible stockholders’ equity (non-GAAP)	$1,795,240	$1,754,301	$1,698,142	$1,650,029	$1,589,990
Common shares outstanding	33,619,174	33,598,745	33,575,976	33,539,032	33,329,247
Tangible book value per common share (non-GAAP)	$53.40	$52.21	$50.58	$49.20	$47.71

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $4.1 million of nonaccrual loans at September 30, 2026.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2026	2025
Condensed Income Statements:
Net interest income	$397,140	$362,820
Provision for credit losses on loans	10,612	6,922
(Benefit from)/provision for off-balance sheet credit exposures	(497)	489
Noninterest income:
Trust revenue	18,009	17,184
Service charges on deposits	56,440	52,676
Securities transactions	1,732	(581)
Sales of loans	2,493	2,382
Insurance commissions	25,601	27,284
Cash management	32,421	30,962
Other	20,030	16,901
Total noninterest income	156,726	146,808

Noninterest expense:
Salaries and employee benefits	180,990	167,421
Occupancy expense, net	19,278	18,224
Depreciation	14,905	14,224
Amortization of intangible assets	2,924	2,610
Data processing services	9,481	8,778
Net expense from other real estate owned	10,592	8,377
Marketing and business promotion	7,029	6,912
Deposit insurance	5,264	5,136
Other	42,066	40,768
Total noninterest expense	292,529	272,450
Income before income taxes	251,222	229,767
Income tax expense	54,286	48,654
Net income	$196,936	$181,113
Per Common Share Data:
Net income-basic	$5.86	$5.44
Net income-diluted	5.78	5.36
Cash dividends declared	1.50	1.41
Common shares outstanding	33,619,174	33,329,247
Average common shares outstanding -
Basic	33,585,015	33,266,315
Diluted	34,057,527	33,812,270
Performance Ratios:
Return on average assets	1.75%	1.74%
Return on average stockholders’ equity	13.62	14.26
Net interest margin	3.81	3.75
Efficiency ratio	52.82	53.46

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2026
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,667,984	$150,005	6.87%	$8,610,147	$442,335	6.87%
Securities – taxable	1,095,827	9,007	3.26	999,790	22,293	2.98
Securities – tax exempt	6,486	64	3.92	6,925	198	3.82
Interest bearing deposits with banks and FFS	4,247,434	40,003	3.74	4,327,537	120,127	3.71
Total earning assets	14,017,731	199,079	5.63	13,944,399	584,953	5.61

Nonearning assets:
Cash and due from banks	208,416			217,024
Interest receivable and other assets	1,008,461			994,958
Allowance for credit losses	(106,823)			(105,469)
Total nonearning assets	1,110,054			1,106,513
Total assets	$15,127,785			$15,050,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,480,251	$35,611	2.58%	$5,524,357	$105,531	2.55%
Savings deposits	1,445,206	9,871	2.71	1,401,712	28,276	2.70
Time deposits	1,798,060	16,192	3.57	1,811,110	49,609	3.66
Short-term borrowings	6,007	29	1.94	11,600	273	3.15
Long-term borrowings	-	-	-	2,026	42	2.77
Subordinated debt	86,247	1,030	4.74	86,233	3,091	4.79
Other liabilities	16,769	201	4.76	16,747	533	4.26
Total interest bearing liabilities	8,832,540	62,934	2.83	8,853,785	187,355	2.83

Interest free funds:
Noninterest bearing deposits	4,119,209			4,079,560
Interest payable and other liabilities	188,240			184,104
Equity	1,987,796			1,933,463
Total interest free funds	6,295,245			6,197,127
Total liabilities and stockholders’ equity	$15,127,785			$15,050,912
Net interest income		$136,145			$397,598
Net interest spread			2.80%			2.78%
Effect of interest free funds			1.05%			1.03%
Net interest margin			3.85%			3.81%